     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1994

                                                              FILE NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                            BANKAMERICA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                94-1681731
(STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

                            BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            BANKAMERICA CORPORATION
                          1992 MANAGEMENT STOCK PLAN
                           (FULL TITLE OF THE PLAN)

                                CHERYL SOROKIN
                            BANKAMERICA CORPORATION
                            BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE: 415/622-3530
         (NAMES, ADDRESSES AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
 TO BE REGISTERED      REGISTERED (1)          SHARE(2)             PRICE (2)         REGISTRATION FEE (2)
----------------------------------------------------------------------------------------------------------
Common Stock,          3,579,121 shares     $48.1875            $172,468,893.19             $59,472
$1.5625 par value(3)
==========================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.
(2) Pursuant to Rule 457(h), the maximum offering price was calculated to be $ upon the basis of the average of the high and low prices of the Common Stock reported on the consolidated reporting system as of May 24, 1994, as reprinted in The Wall Street Journal, Western Edition.
(3) Each share of Common Stock registered pursuant to this Registration Statement includes a preferred share purchase right.
===============================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of BankAmerica Corporation's Registration Statement on Form S-8 (File No. 33-50124) as filed with the Securities and Exchange Commission on July 29, 1992 are incorporated herein by reference. This Registration Statement is being filed to register an additional 3,579,121 shares of BankAmerica Corporation common stock that became available in 1994 under the terms of the BankAmerica Corporation 1992 Management Stock Plan for grants and awards under the plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 31 day of May, 1994.

                                         BANKAMERICA CORPORATION
                                             (Registrant)

                                         By        *RICHARD M. ROSENBERG
                                           ------------------------------------
                                                   (Richard M. Rosenberg,
                                                   Chairman of the Board
                                                and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 31, 1994 by the following persons in the capacities indicated.

THE REGISTRANT:

Signature                                        Title
---------                                        -----
Principal Executive Officer and Director:

*RICHARD M. ROSENBERG                            Chairman of the Board, Chief
                                                 Executive Officer and Director

Principal Financial Officer and Director:

*LEWIS W. COLEMAN                                Vice Chairman of the Board,
                                                 Chief Financial Officer,
                                                 Treasurer and Director

Principal Accounting Officer:

       /s/ PAUL R. OGORZELEC                     Executive Vice President
___________________________________
        (Paul R. Ogorzelec)

A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS:

      *JOSEPH B. ALIBRANDI                       Director
      *PETER B. BEDFORD                          Director
      *ANDREW F. BRIMMER                         Director
      *RICHARD A. CLARKE                         Director
      *TIMM F. CRULL                             Director
      *KATHLEEN FELDSTEIN                        Director
      *DONALD E. GUINN                           Director
      *PHILIP M. HAWLEY                          Director
      *FRANK L. HOPE                             Director
      *IGNACIO E. LOZANO, JR.                    Director
      *CORNELL C. MAIER                          Director
      *WALTER E. MASSEY                          Director
      *A. MICHAEL SPENCE                         Director

*By /s/ STEVEN D. KRIEG
   -----------------------
      (Steven D. Krieg,
      Attorney-in-Fact)

Dated: May 31, 1994

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                     EXHIBIT
   -------                                    -------
    5                           Opinion of Counsel
   23.1                         Consent of Independent Auditors Ernst & Young
   23.2                         Consent of Independent Accountants Price
                                  Waterhouse
   23.3                         Consent of Michael J. Halloron (included in
                                Exhibit 5.)
   24.1                         Powers of Attorney of Directors
   24.2                         Power of Attorney of Registrant